UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2008
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On September 25, 2008, the Compensation Committee of the Registrant’s Board of Directors adopted a Supplemental Disability Plan (“Supplemental Plan”) for Joe F. Sanderson, Jr., Chairman of the Registrant’s Board of Directors and its Chief Executive Officer. The Plan provides that if Mr. Sanderson becomes “disabled,” as that term is defined in the Registrant’s Long Term Disability Plan (“LTD Plan”) for its salaried employees, he will receive a monthly benefit equal to 66 2/3% of his salary beginning one year from the date of disability until the date that he has received five years of payments or his 70th birthday, whichever occurs first. This is the same benefit that is provided to all participants in the LTD Plan. However, the Committee adopted the Supplemental Plan because the LTD Plan places an annual dollar limit on the benefit that participants can receive under the LTD Plan, which would have resulted, if Mr. Sanderson became disabled now, in a benefit to him of only 26% of his current salary. A copy of the Supplemental Plan is filed herewith as Exhibit 10 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description

10	Sanderson Farms, Inc. Supplemental Disability Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: October 1, 2008	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Sanderson Farms, Inc. Supplemental Disability Plan.